UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2007

THE CLOROX COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other

jurisdiction of

incorporation or

organization)

1-07151	31-0595760
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Broadway, Oakland, California 94612-1888

(Address of principal executive offices) (Zip code)

(510) 271-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 30, 2007, The Clorox Company, a Delaware corporation (the “Company”), completed its previously-announced acquisition of Burt’s Bees, Inc., a Delaware corporation (“BBI”). The Company acquired BBI pursuant to the Agreement and Plan of Merger, dated as of October 30, 2007, among the Company, Buzz Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), BBI, and BBI Holdings LP as Escrow Fund Recipient Agent, which provided for the Company’s acquisition of 100% of the outstanding equity of BBI pursuant to a merger of Merger Sub with and into BBI (the “Merger”).

Pursuant to the Merger Agreement, the Company agreed to pay approximately $925 million in connection with the Merger (net of an additional $25 million payment for anticipated tax benefits), subject to certain adjustments set forth in the Merger Agreement related to repayment of outstanding BBI indebtedness, BBI expenses incurred in connection with the Merger and an estimate of the amount of BBI’s working capital as of closing. Outstanding BBI options as of closing were paid out net of their applicable exercise prices. As a result of the foregoing, the Company paid approximately $913 million at the closing (net of an additional $25 million payment for anticipated tax benefits). The final purchase price is subject to adjustment based upon a post-closing review by the Company of BBI’s working capital as of closing.

In order to secure a potential post-closing purchase price adjustment or indemnity claims by the Company, $25 million of the purchase price will be held in escrow for up to 6 months following the closing pursuant to the terms of the Merger Agreement and an escrow agreement that was negotiated by the parties in connection with the execution of the Merger Agreement.

In connection with the execution of the Merger Agreement, the Company entered into employment agreements with certain key employees of BBI. Such employment agreements were assigned to BBI at the closing of the Merger.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger among the Company, Burt’s Bees, Inc., Buzz Acquisition Corp., and BBI Holdings LP, dated as of October 30, 2007 (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on form 8-K filed November 5, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE CLOROX COMPANY

Date: December 3, 2007	By:	/s/ Laura Stein
Senior Vice President – General Counsel